Summary of WCM Transaction Exhibit 99.2

Key elements of the transaction:
•
$59 million in initial proceeds
$54 million in cash at closing
$5 million note due in one year
•
Retention of 12.5 percent interest in Westfield
revenues for 8 years
•
One-time pre-tax book gain of approximately
$45 million
•
Increases TCE/TA ratio by 50 bps to 6.7%
Summary of WCM Transaction

Summary of Transaction – Financial Results
Key Metrics
$ in millions Impact 2Q09
2Q09A GPB WCM Legacy
WCM Ongoing
1
RINET Pro-Forma Change
Income Statement
Revenue $96.8 ($13.5) ($15.2) $1.9 ($1.9) $68.1 -30%
Pre-Tax, Pre-Provision Income $14.4 ($1.3) ($4.3) $1.9 ($0.1) $10.6 -27%
Pre-Tax Income ($9.7) $14.0 ($4.3) $1.9 ($0.1) $1.8 NMF
Balance Sheet
Loans $5,550 ($1,320) $0 - - $4,230 -24%
Deposits $5,258 ($1,198) $0 - - $4,059 -23%
Assets $7,261 ($1,422) $16 - - $5,855 -19%
HoldCo Liquidity
2
$130 $93 $40 - $6 $269 107%
Capital Ratios %
TCE / TA 5.2 1.0 0.5 - - 6.7 144 bps
Tier 1 Capital Ratio 14.2 3.1 0.8 - - 18.3 410 bps
Total Risk Based Capital Ratio 15.5 3.3 0.8 - - 19.6 410 bps
Asset Quality
Classified Loans $233.7 ($91.4) - - - $142.3 -39%
Non-Performing Assets $146.6 ($50.0) - - - $96.6 -34%
NPA/Asset Ratio 2.02 (37 bps) - - - 1.65 -18%
Notes:
1
Represents 12.5% revenue share of 2Q09
2
WCM Legacy impact is net of tax
Source: Company Reports